Exhibit 99.1

             SureWest Reports First Quarter 2005 Results;
                 Net Income More Than Double Q1 2004

    ROSEVILLE, Calif.--(BUSINESS WIRE)--May 9, 2005--Leading independent telecommunications holding company SureWest Communications (Nasdaq:SURW) announced operating results today for the quarter ended March 31, 2005.

    Year-over-year results

    --  Q1 net income more than doubled over Q1 2004

    --  Consolidated revenues of $53.5 million, up 4%

    --  Broadband revenues of $11.6 million, up 29%

    --  Wireless revenues of $8.4 million, up 13%

    "With first quarter net income double that of 2004, SureWest started 2005 with strong results and we continue to focus on our growth businesses while emphasizing cost cutting initiatives," said Brian Strom, President and Chief Executive Officer. "We delivered double digit subscriber growth with only minor increases in overall operating expenses. Demand for our InfinitAccess triple-play bundle, and a reduction in Wireless customer churn to 2.88% from 3.25% in the first quarter last year, continues to support our long-term strategy of focusing on the fundamentals of advanced technology and superior customer service."
    Revenues for the first quarter of 2005 topped $53.5 million, up from $51.6 in the first quarter of 2004, with Broadband revenues up 29.2% and Wireless revenues up 13.0%. Operating expenses in the first quarter of 2005 totaled $50.9 million, compared to $49.8 million in the first quarter last year.
    Included in expenses is a one-time charge of $0.8 million associated with the early retirement program announced in 2004. As previously reported, 72 individuals, or about 7% of the workforce, accepted the early retirement offer and retired in February 2005. The majority of the program costs were recorded in the fourth quarter of 2004. The company does not intend to replace the majority of the positions left vacant by the retirees.
    In addition, professional fees associated with Sarbanes-Oxley Act compliance and related audit fees amounted to $1.0 million in the first quarter of 2005. Although these costs were significant in 2004, compliance efforts did not begin until the second quarter of 2004; continuing costs are anticipated, but at lower levels than in the prior year.
    Income from operations rose by 46.1%, to $2.6 million for the first quarter of 2005, compared to $1.8 million in the year-earlier period. Operating earnings before interest, taxes, depreciation and amortization (defined as Operating EBITDA and reconciled to GAAP results in the accompanying tables) were $15.3 million in the first quarter of 2005, compared to $13.1 million in the first quarter of 2004.
    Net income in the quarter totaled $0.8 million, or $0.06 per share, up from $0.4 million and $0.03 cents per share in the first quarter of 2004.

    First Quarter Highlights

    -- The introduction of a 3 MB high-speed Internet upgrade and enhanced ADSL2+ technology in January 2005 enables our legacy phone company platform to be competitive well into the future. The acceptance of the 3 MB product continues to surpass original estimates.

    -- Marketable homes on the out-of-territory FTTP network surpassed the 75,000 mark with 75,200 homes and a penetration rate of almost 22% by the end of the first quarter of 2005 as compared to 49,700 marketable homes at the end of the first quarter of 2004.

    -- Emphasis on cost cutting initiatives began with the early retirement program mentioned above. As a result, regular and temporary employee headcount at March 31, 2005 totaled 988, down 10% from the first quarter of 2004 and 12% from December 31, 2004.

    Broadband Segment

    Subscribers in the Broadband segment's Internet Protocol-based FTTP network increased 39% in the first quarter of 2005 over the same period a year ago, ending the quarter with over 38,800 revenue-generating units (primary voice, video and data subscribers). DSL subscribers grew by 14.0% over the first quarter of 2004, ending the first quarter of 2005 with over 23,200 subscribers. In-territory IPTV subscribers grew by 394%, to 1,567, following that platform's initial launch in the first quarter of 2004.
    Revenues in the Broadband segment increased by 29.2% year-over-year, to $11.6 million, representing sequential growth of 7.8%. Operating EBITDA reflects a $1.8 million improvement over the year earlier period and Broadband segment net loss for the first quarter of 2005 was $4.1 million, a 2.1% improvement over the same period a year ago.

    Wireless Segment

    First quarter wireless revenues of $8.4 million represent a 13.0% increase over the first quarter of 2004 on net subscriber additions of 11.9% over the same period. The higher rate of revenue growth is attributable to higher features penetration as well as higher minutes of use and an increase in average handset prices. Churn for the quarter dropped below 3%, to 2.88%, an improvement of 11.4% over the 3.25% rate in the same quarter last year. Contract subscribers represent 90% of total subscribers at quarter end, up from 82% in the first quarter of 2004, a result of our successful ongoing efforts to reduce customer churn.
    In addition to strong revenue and subscriber growth, Wireless segment expenses were flat and EBITDA grew by $900,000 over the year earlier period. Wireless net loss for the quarter was $2.1 million, a 21.1% improvement over the first quarter of 2004.

    Telecom Segment

    The Telecom Segment experienced access line losses of 3.3%, as anticipated, but consolidated access lines are virtually unchanged due to 45.3% growth in out of territory access lines over the first quarter of 2004. Long distance lines are up 13.2% in the first quarter of 2005 compared to the first quarter of 2004, resulting in a penetration rate of 37.3%.
    Revenues decreased 4.9% in the first quarter of 2005 over the same quarter last year, to $33.5 million, with a majority of the decrease in the regulated revenue categories of local service and network access service. Expenses decreased by 2.5% over the first quarter of 2004, to $28.3 million, as a result of the decrease in access lines coupled with strong cost containment and cost cutting initiatives. The Telecom segment reported Operating EBITDA of $18.1 million and net income of $7.1 million for the first quarter of 2005.

    Balance Sheet Summary

    Consolidated capital expenditures increased $3.1 million in the first quarter of 2005 to $19.1 million, compared to $16.0 million in the first quarter of 2004. We expect capital expenditures for 2005 to be in the $75-80 million range, with approximately $50 million to support the build out of our network and up to $25 million in success based capital projects, to be driven by customer demand. Cash and equivalents at March 31, 2005, were $9.5 million and long-term debt, excluding the current portion, totaled $89.1 million.
    SureWest paid $3.6 million in dividends in the first quarter of 2005, representing a quarterly payment of $0.25 per share.

    Conference Call and Webcast

    SureWest Communications will provide details about its results and business strategy on Tuesday, May 10, 2005 at 11:00 a.m. Eastern Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call for replay through the second quarter of 2005. Additionally, a telephone replay of the call will be available through Friday, May 13, 2005, by calling 1-888-286-8010 and entering passcode 19107494.

    About SureWest

    With 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues recently identified by the company's independent auditors, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.


                        SUREWEST COMMUNICATIONS
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
           (Amounts in thousands, except per share amounts)


                                  Quarter Ended  Quarter Ended    %
                                    March 31,       March 31,   Change
                                      2005            2004
                                  -------------  ---------------------
Operating Revenues:
 Local service                      $16,037        $17,134      -6.4%
 Network access service              10,633         11,610      -8.4%
 Directory advertising                4,295          4,101       4.7%
 Long distance service                1,497          1,217      23.0%
 Wireless service                     8,388          7,420      13.0%
 Internet service                     4,313          4,152       3.9%
 Residential broadband service        5,597          3,553      57.5%
 Business broadband service           1,687          1,270      32.8%
 Other                                1,009          1,131     -10.8%
                                  -------------  ---------------------
   Total operating revenues          53,456         51,588       3.6%

Operating expenses:
 Cost of services and products
   (exclusive of depreciation
     and amortization)               19,933         18,611       7.1%
 Customer operations and selling      8,675          8,638       0.4%
 General and administrative           9,566         11,287     -15.2%
 Depreciation and amortization       12,713         11,294      12.6%
                                  -------------  ---------------------
   Total operating expenses          50,887         49,830       2.1%
                                  -------------  ---------------------
Income from operations                2,569          1,758      46.1%

Other income (expense):
 Interest income                         46             59     -22.0%
 Interest expense                    (1,203)        (1,085)     10.9%
 Other, net                             (31)          (71)     -56.3%
                                  -------------  ---------------------
   Total other expense, net          (1,188)        (1,097)      8.3%
                                  -------------  ---------------------
Income before income taxes            1,381            661     108.9%
Income taxes                            538            280      92.1%
                                  -------------  ---------------------
Net income                            $ 843          $ 381     121.3%
                                  =============  =====================

Basic and diluted earnings
 per share                            $0.06          $0.03     100.0%
                                  =============  =====================

Cash dividends per share              $0.25          $0.25       0.0%
                                  =============  =====================

Shares of common stock used to
 calculate earnings per share:
   Basic                             14,542         14,526       0.1%
                                  =============  =====================
   Diluted                           14,595         14,577       0.1%
                                  =============  =====================


                        SUREWEST COMMUNICATIONS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                        (Amounts in thousands)


                                               March 31,  December 31,
                                                 2005         2004
                                              ----------  ------------
ASSETS
  Current assets:
    Cash and cash equivalents                   $9,489      $18,119
    Accounts receivable, net                    22,651       20,155
    Inventories                                  5,291        5,578
    Deferred directory costs                     4,882        5,599
    Prepaid expenses                             3,486        2,359
                                              ----------  ------------
       Total current assets                     45,799       51,810

  Property, plant and equipment, net           372,169      365,613

  Intangible and other assets:
    Wireless spectrum licenses, net             13,566       13,566
    Goodwill                                     2,171        2,171
    Intangible asset relating to pension
     plans                                         802          802
    Intangible asset relating to favorable
     operating leases, net                         471          506
    Deferred charges and other assets              718          714
                                              ----------  ------------
                                                17,728       17,759
                                              ----------  ------------
                                              $435,696     $435,182
                                              ==========  ============


LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Short-term borrowings                      $10,000      $10,000
    Current portion of long-term debt            3,744        3,779
    Current portion of capital lease
     obligations                                   129          212
    Accounts payable                             3,875        2,886
    Other accrued liabilities                   22,715       22,038
    Current portion of contractual shareable
     earnings obligations
       (less unamortized discount of $76 and
         $52 as of March 31, 2005
         and December 31, 2004, respectively)    3,016        3,040
    Estimated shareable earnings obligations       418          396
    Advance billings and deferred revenues      10,821        9,883
    Accrued income taxes                         2,056        1,549
    Accrued pension benefits                     4,584        3,216
    Accrued compensation                         4,826        5,830
                                              ----------  ------------
       Total current liabilities                66,184       62,829


                        SUREWEST COMMUNICATIONS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                        (Amounts in thousands)
                              (Continued)

                                               March 31,  December 31,
                                                  2005        2004
                                               ---------  ------------

Long-term debt                                   89,091       89,091
Long-term capital lease obligations                  38           52
Long-term contractual shareable earnings
 obligations
  (less unamortized discount of $444 and $472
    as of March 31, 2005 and December 31, 2004,
    respectively)                                 5,542        6,202
Deferred income taxes                            24,165       24,134
Other liabilities and deferred revenues          11,854       11,537
Commitments and contingencies

Shareholders' equity:
Common stock, without par value; 100,000
  shares authorized, 14,590 and 14,591
  shares issued and outstanding at
   March 31, 2005 and December 31, 2004,
   respectively                                 162,826      161,824
Deferred stock-based compensation                (1,663)        (949)
Accumulated other comprehensive loss             (2,126)      (2,126)
Retained earnings                                79,785       82,588
                                               ---------  ------------
  Total shareholders' equity                    238,822      241,337
                                               ---------  ------------
                                               $435,696     $435,182
                                               =========  ============


             OPERATING EBITDA RECONCILIATION TO NET INCOME
                              (Unaudited)
                        (Amounts in thousands)


                                     Quarter Ended March 31, 2005
                                 Telecom   Broadband  Wireless  Consol

Net income/(loss)                 7,073     (4,101)   (2,129)     843

Add back : Income Taxes           4,886     (2,869)   (1,479)     538

Less : Other Income/(Expense)      (124)      (644)     (420)  (1,188)

Add back : Depreciation &
 Amortization                     5,995      3,634     3,084   12,713

                                --------------------------------------

Operating EBITDA (1)             18,078     (2,692)     (104)  15,282
                                ======================================




                                     Quarter Ended March 31, 2004
                                 Telecom   Broadband  Wireless  Consol

Net income/(loss)                 7,271     (4,191)   (2,699)     381

Add back : Income Taxes           5,033     (2,878)   (1,875)     280

Less : Other Income/(Expense)      (110)      (543)     (444)  (1,097)

Add back : Depreciation &
 Amortization                     6,179      2,018     3,097   11,294

                                --------------------------------------

Operating EBITDA (1)             18,593     (4,508)   (1,033)  13,052
                                ======================================


(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.


                        SUREWEST COMMUNICATIONS
                      Selected Operating Metrics


                                            As of and for the quarter
                                                       ended

                                          March 31,  March 31,   Pct
                                            2005       2004     Change
                                         -----------------------------
LINE SUMMARY
ILEC access lines                          131,133    135,571   -3.3%
Broadband access lines (1)                  14,349      9,877   45.3%
Total SureWest access lines                145,482    145,448    0.0%

TELECOM
ILEC access lines                          131,133    135,571   -3.3%
ILEC voice-grade equivalents (2)           402,400    455,700  -11.7%
Long distance lines                         48,936     43,235   13.2%
Long distance penetration                    37.3%      31.9%   17.0%

BROADBAND
CLEC access lines                            2,034      1,580   28.7%
CLEC voice-grade equivalents (2)           210,700    141,700   48.7%
DSL data subscribers and RGUs               23,262     20,406   14.0%
IPTV revenue-generating units (RGUs) (3)     2,928        578  406.6%
   Video Subscribers and RGUs                1,567        317  394.3%
   Data RGUs                                 1,361        261  421.5%
FTTP subscribers                            16,623     11,953   39.1%
FTTP revenue-generating units (RGUs) (4)    38,818     27,651   40.4%
   Voice RGUs                               12,315      8,297   48.4%
   Video RGUs                               12,425      9,450   31.5%
   Data RGUs                                14,078      9,904   42.1%
FTTP marketable homes                       75,200     49,700   51.3%
FTTP marketable homes penetration (5)        21.9%      24.0%   -8.8%
FTTP churn                                    1.5%       1.6%    6.3%
FTTP ARPU                                  $108.19    $101.95    6.1%

WIRELESS
Total subscribers                           52,887     47,279   11.9%
   Contract subscribers                     47,532     38,564   23.3%
POPs (6)                                 3,532,000  3,477,000    1.6%
POPs covered (6)                         2,759,000  2,714,000    1.7%
Net contract additions                         671      1,105  -39.3%
Net non-contract additions                    -441       -550  -19.8%
Contract churn (7)                           2.88%      3.25%   11.4%
ARPU                                        $50.27     $48.98    2.6%


(1) The sum of CLEC access lines and FTTP voice RGUs.

(2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

(3) Revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access Lines.

(4) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

(5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 151 and 49
    Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

(6) POPs and POPs covered were previously reported as 3.3M and 2.8M, respectively, at March 31, 2004. These have been adjusted for comparison to 2005 figures, which reflect a more precise measurement methodology.

(7) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).

    CONTACT: SureWest Communications
             Karlyn Oberg, 916-786-1799
             k.oberg@surewest.com